Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

CIB Marine Bancshares, Inc.

Waukesha, Wisconsin

We consent to the incorporation by reference in Registration Statements No. 333-85173, No. 333-72949, and No. 333-87268 on Form S-8 of CIB Marine Bancshares, Inc. of our report dated March 23, 2012 appearing in this Annual Report on Form 10-K of CIB Marine Bancshares, Inc. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
March 23, 2012